This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2018 of Allianz Variable Insurance Products Fund of Funds Trust (the “Registrant”).

Each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of the Registrant, hereby certifies that, to such officer’s knowledge:

1.	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

February 28, 2019

Date

/s/ Brian Muench
Brian Muench
Principal Executive Officer

/s/ Bashir C. Asad
Bashir C. Asad
Principal Financial Officer & Principal Accounting Officer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.